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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated April 28, 2000 on the audited consolidated financial statements of FirstMark Communications Europe S.A. and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen

Arthur Andersen
August 11, 2000